Exhibit 5.1

One New Hampshire Avenue, Suite 350
Pease International Tradeport
Portsmouth, NH 03801
603-433-6300 voice
603-433-6372 fax
info@pierceatwood.com
pierceatwood.com

March 13, 2009

Environmental Power Corporation

120 White Plains Road, 6th Floor

Tarrytown, New York 10591

In connection with the issuance by Environmental Power Corporation, a Delaware corporation (the “Company”), of an aggregate of $5,000,000 principal amount of the Company’s 14% Convertible Notes due January 1, 2014 (the “Notes”) pursuant to (i) its Registration Statement on Form S-3 (Registration No. 333-152807) (as amended through the date hereof, the “Registration Statement”), which was filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and (ii) the related prospectus dated October 17, 2008, as supplemented by the prospectus supplement relating to the sale of the Notes dated March 10, 2009 (as so supplemented, the “Prospectus”), as filed by the Company with the Commission pursuant to Rule 424(b)(5) under the Act, certain legal matters with respect to the Notes are being passed upon for the Company by us. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed with the Commission on the date hereof (the “Form 8-K”).

In our capacity as your counsel in the connection referred to above, we have examined the Certificate of Incorporation and the Amended and Bylaws of the Company, each as amended and/or restated to date, the Underwriting Agreement, dated March 10, 2009 between the Company and the underwriter named therein relating to the sale of the Notes (the “Underwriting Agreement”), the Indenture (the “Indenture”) in the form of Exhibit 4.1 to the Form 8-K, pursuant to which senior debt securities of the Company may be issued, the First Supplemental Trust Indenture (the “Supplemental Indenture”) in the form of Exhibit 4.2 to the Form 8-K, pursuant to which the Notes will be issued, the originals, or copies certified or otherwise identified, of corporate records of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed.

In our examination of such legal documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories who are natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of such later documents. Insofar as this opinion relates to factual matters, we have assumed with your permission and without independent investigation that the statements of the Company contained in the Registration Statement and the Prospectus are true and correct as to all factual matters stated therein. We have also assumed that the Notes will be offered and sold in compliance with applicable federal and state securities laws and in the manner described in the Prospectus and in accordance with the terms of the Underwriting Agreement.

Environmental Power Corporation

March 13, 2009

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be reliable and we have assumed that Underwriting Agreement, the Indenture, the Supplemental Indenture and any related agreements have been duly authorized, executed and delivered by all parties thereto other than the Company, assumptions which we have not independently verified. We are expressing no opinion herein as to the application of or compliance with any federal or state law or regulation to the power, authority or competence of any party to the Underwriting Agreement, the Indenture, the Supplemental Indenture or any related agreements other than the Company. We have assumed that such agreements will be the valid and binding obligations of each party thereto other than the Company, and enforceable against each such other party in accordance with their respective terms.

We express no opinion with respect to the applicability of any law other than the state laws of the State of New York, the Delaware General Corporation Law (which we understand to include all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the General Corporation Law of the State of Delaware) and United States Federal laws. To the extent that any applicable document states that it is governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the State of New York.

Our opinions set forth below are qualified to the extent that they may be subject to or affected by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers), (b) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (c) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing, and (d) general equitable principles. We express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any such defenses may be subject to the discretion of a court.

We also express no opinion herein as to any provision of any agreement (a) which may be deemed to or construed to waive any right of the Company, (b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (c) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof, (d) requiring the payment of penalties, consequential damages or liquidated damages, (e) purporting to indemnify any person against his, her or its own

Environmental Power Corporation

March 13, 2009

negligence or intentional misconduct, (f) any provision of any agreement requiring the payment of interest on overdue interest, (g) which provides that the terms of any agreement may not be waived or modified except in writing or (h) relating to choice of law or consent to jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Notes will, when they have been duly authorized, executed, authenticated, issued and delivered in accordance with the provisions of both the Indenture and the Supplemental Indenture and duly purchased and paid for in accordance with the terms of the Underwriting Agreement, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. The shares of the Company’s common stock, par value $.01 per share, into which the Notes are convertible have been duly authorized and when issued and delivered by the Company upon conversion of the Notes in accordance with the Indenture will be validly issued, fully paid and non-assessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Notes while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Form 8-K and its incorporation by reference into the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm’s name in the Registration Statement and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Pierce Atwood LLP

PIERCE ATWOOD LLP